UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2019

COMPUTER TASK GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-9410	16-0912632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Delaware Avenue, Buffalo, NY		14209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 882-8000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2019, Computer Task Group, Incorporated (the “Company”) entered into an amended and restated indemnification agreement (“Indemnification Agreement”) with Company President and Chief Executive Officer, Mr. Filip J.L. Gydé. Under the terms of the Indemnification Agreement, the Company has agreed to indemnify Mr. Gydé and hold him harmless against any and all Losses in connection with any present or future threatened, pending or completed Proceeding, regardless of whether such Proceeding is by or in the right of the Company, based upon, arising from, relating to, or by reason of Mr. Gydé’s Corporate Status; provided, that no indemnification pursuant to the Indemnification Agreement may be made to Mr. Gydé or on his behalf with respect to a Proceeding if a final judgment or other final adjudication adverse to Mr. Gydé establishes that he engaged in Disqualifying Conduct with respect to the claims, issues and matters in such Proceeding. Capitalized terms are defined in the Indemnification Agreement. The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Indemnification Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description

10.1	Indemnification Agreement dated March 28, 2019 between Computer Task Group, Incorporated and Filip J.L. Gydé.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER TASK GROUP, INCORPORATED

Date: April 1, 2019	By:	/s/ Peter P. Radetich
Peter P. Radetich
Senior Vice President, General Counsel & Secretary